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                                                                   Exhibit 23(a)





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement On Form S-4 of ReliaStar Financial Corp. and subsidiaries of our reports dated January 31, 1997, except for Note 14, as to which the date is February 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and subsidiaries for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


                                        /S/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 15, 1997